Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 13, 2015 (this “Agreement”), by and among Family Acquisition Holdings, Inc., a Delaware corporation (“Parent”), Books-A-Million, Inc., a Delaware corporation (the “Company”) and each of the persons listed on Schedule 1 hereto (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Family Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date of this Agreement, each Stockholder is the Beneficial Owner (as hereinafter defined) of the number of outstanding shares of Common Stock (as hereinafter defined) set forth opposite such Stockholder’s name on Schedule 1 hereto; and

WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the willingness of the Company and Parent to enter into the Merger Agreement, the Company and Parent have required that each Stockholder agree, and each Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

GENERAL

Section 1.1 Defined Terms.  The following terms, as used in this Agreement, shall have the meanings set forth below.  Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Additional Shares” means the Common Stock or other voting capital stock of the Company that the Stockholder acquires Beneficial Ownership of after the date of this Agreement.

(b) “Beneficial Ownership” by a person of any security includes ownership by any person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise (whether or not in writing), has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person will include securities Beneficially Owned by all Affiliates of such person and all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act.  The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(c) “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and will also include for purposes of this Agreement all shares or other voting securities into which shares of Common Stock or such other shares or voting securities may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the shares of common stock and entitled to vote in respect of the matters contemplated by Article II.

(d) “Consent” means any approval, consent, ratification, permission, waiver, authorization, notice to or declaration or filing.

(e)  “Covered Shares” means the Existing Shares and any Additional Shares.

(f) “Existing Shares” means the shares of Common Stock Beneficially Owned by the Stockholder on the date hereof.

(g)  “Permitted Transfer” means a Transfer (i) pursuant to a Rollover Agreement or (ii) upon the death of an individual Stockholder, to any heir, legatees, beneficiaries and/or devisees of such Stockholder; provided that any such Transfer shall be permitted only if, as a precondition to such Transfer, the Transferee agrees in a writing, reasonably satisfactory in form and substance to the Independent Committee, to assume all of such transferring Stockholder’s obligations hereunder in respect of the securities subject to such Transfer, and to be bound by, and comply with, the terms of this Agreement with respect to the Covered Shares subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder.

(h) “Transfer” means, directly or indirectly, to sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, option or other agreement with respect to any sale, transfer, offer, exchange, assignment, pledge, encumbrance, hypothecation or other disposition.

ARTICLE II.

VOTING

Section 2.1 Agreement to Vote.  During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, each Stockholder hereby agrees irrevocably and unconditionally that at the Company Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, in connection with any written consent of the stockholders of the Company and in any other circumstance upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, it shall, and shall cause any holder of record of its Covered Shares to, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum and respond to each request by the Company for written consent, if any; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares (i) in favor of the approval and adoption of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, (ii) in favor of any related proposal necessary to consummate the Merger and the transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that could reasonably be expected to (A) result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement, or (B) impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Certificate of Incorporation or the Bylaws), and (iv) against any Acquisition Proposal.

Section 2.2 Grant of Proxy.  Each Stockholder hereby irrevocably grants a proxy to, and appoints, each of the members of the Special Committee, individually, as his, her or its proxies and attorneys-in-fact, with full power of substitution and resubstitution, for and in such Stockholder’s name, place and stead, to vote, act by written consent or execute and deliver proxies to vote or grant a written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof.  This proxy and power of attorney is given in connection with, and in consideration of, the execution of the Merger Agreement by the Company, and to secure the performance of the duties of such Stockholder under this Agreement.  Each Stockholder hereby (a) affirms that such irrevocable proxy is (i) coupled with an interest by reason of the Merger Agreement and (ii) executed and intended to be (and is) irrevocable in accordance with the provisions of Section 212 of the DGCL, (b) revokes any and all prior proxies granted by such Stockholder and its Affiliates with respect to the Covered Shares and agrees that no subsequent proxy with respect to the Covered Shares shall be given by such Stockholder or its Affiliates (and, to the extent permitted by law, if given shall be ineffective) and (c) ratifies and confirms all that the proxy holders appointed hereunder may lawfully do or cause to be done in compliance with the express terms hereof. Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary in accordance with the relevant provisions of the DGCL or any other Law to effectuate the intent of this proxy.  The power of attorney granted by such Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.  No proxy holder under this Agreement (including substitute proxy holders) shall incur any liability or obligation to any Stockholder, directly or indirectly, in connection with, or as a result of, any exercise of the proxy granted herein in compliance with the express provisions of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants to the Company and Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action.  With respect to each Stockholder that (i) is not a natural person, such Stockholder (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and (B) has all corporate, limited partnership, trust or other organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and (ii) is a natural person, he or she has the legal capacity and authority to execute and deliver this Agreement and perform his or her obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by him, her or it of this Agreement, the performance by him, her or it of its obligations hereunder or the consummation by him, her or it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company and Parent, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement (including the irrevocable proxy), the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated by this Agreement.

(b) Ownership.  Such Stockholder is the Beneficial Owner of and has good and valid title to such Stockholder’s Existing Shares, free and clear of any Liens, other than any Liens pursuant to this Agreement and transfer restrictions imposed by generally applicable securities Laws.  As of the date of this Agreement, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder.  Such Stockholder is the sole Beneficial Owner and has and will have at all times through the Closing Date (other than pursuant to a Rollover Agreement to which such Stockholder is a party) sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement, in each case with respect to any of such Stockholder’s Existing Shares and with respect to any of the Covered Shares Beneficially Owned by such Stockholder at all times through the Closing Date.

(c) Non-Contravention.  The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of his, her or its obligations under this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement, will not (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, consent, termination, cancellation or acceleration of any obligation or loss of material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon his, her or its assets or properties under, any provision of (A) any charter or organizational document of such Stockholder, (B) any Contract to which such Stockholder is a party or by which any of his, her or its assets or properties is bound or (C) any Law applicable to such Stockholder or his, her or its assets or properties or (ii) require any Consent of, or registration, declaration or filing with, notice to, or permit from, any Governmental Entity (other than for the filing with the SEC of any amendments to Schedule 13D, any filings under Section 16 of the Exchange Act and any other notices or filings as may be required by applicable Law in connection with this Agreement and the transactions contemplated hereby), except, in the case of clauses (i) and (ii) above, any such items that, individually or in the aggregate, would not be expected to adversely affect (x) the enforceability of this Agreement or (y) the ability of such Stockholder to timely perform any of its obligations hereunder in any material respect.

(d) No Inconsistent Agreements.  Except for this Agreement and a Rollover Agreement, such Stockholder has not: (i) entered into any Contract, voting agreement, voting trust or similar agreement with respect to any of the Covered Shares, (ii) granted any proxy, consent or power of attorney with respect to any of the Covered Shares (other than as contemplated by Sections 2.1 and 2.2) or (iii) taken any action that would constitute a breach hereof, make any representation or warranty of such Stockholder set forth in this Article III untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing in any material respect any of its obligations under this Agreement.  Each Stockholder understands and acknowledges that the Company and Parent are entering into the Merger Agreement in reliance upon the Stockholders’ execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(e) No Action.  As of the date of this Agreement, there is no action, proceeding or investigation pending or, to the knowledge of such Stockholder, threatened against such Stockholder that (i) challenges the validity of this Agreement or (ii) could reasonably be expected to impair the ability of such Stockholder to satisfy his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE IV.

OTHER COVENANTS

Section 4.1 Prohibition on Transfers.

(a) Subject to the terms of this Agreement, during the term of this Agreement, each Stockholder agrees not to Transfer, or enter into any Contract with respect to, or consent to, a Transfer of, any of the Covered Shares, Beneficial Ownership thereof or any other interest therein, other than a Permitted Transfer.  Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 4.1 shall be null and void.

(b) This Agreement and the obligations hereunder shall attach to the Covered Shares and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including, such Stockholder’s successors or assigns.  No Stockholder may request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Covered Shares, unless such Transfer is made in compliance with this Agreement.  Notwithstanding any Transfer of Covered Shares, the transferor shall remain liable for the performance of all of the obligations of such Stockholder under this Agreement, except for any such Transfer pursuant to the Merger Agreement.

Section 4.2 Additional Shares.  Each Stockholder agrees to promptly notify the Company and Parent of the number of Additional Shares acquired by such Stockholder after the date hereof.  Any such Additional Shares shall automatically become subject to the terms of this Agreement and shall constitute Covered Shares for all purposes of this Agreement.

Section 4.3 Stock Dividends, etc.In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or other similar transaction, or if any stock dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for shares of Common Stock) is declared, in each case affecting the Covered Shares, the terms “Existing Shares,” “Additional Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.4 No Solicitation.  Each Stockholder hereby agrees that during the term of this Agreement, such Stockholder shall not, and shall use reasonable best efforts to cause his, her or its Affiliates and Representatives not to, take any action that the Company is otherwise then prohibited from taking under Section 6.3 of the Merger Agreement.

Section 4.5 No Inconsistent Agreements.  Except for this Agreement, each Stockholder shall not: (a) Transfer, or enter into any Contract with respect to, or consent to, a Transfer of, any of the Covered Shares, Beneficial Ownership thereof or any other interest therein to any person that has made an Acquisition Proposal or an Affiliate of any such person, (b) create or permit to exist any Lien that could prevent such Stockholder from voting the Covered Shares in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement, other than any restrictions imposed by applicable Law, (c) enter into any voting or similar agreement with respect to the Covered Shares, or grant any proxy, consent or power of attorney with respect to any of the Covered Shares (other than as contemplated by Sections 2.1 and 2.2) or (d) take any action, directly or indirectly, that could reasonably be expected to (i) result in a material breach hereof, (ii) make any representation or warranty of such Stockholder set forth in Article III untrue or incorrect in any material respect or (iii) have the effect of materially delaying, preventing or disabling such Stockholder from performing any of his, her or its obligations under this Agreement.

Section 4.6 Further Assurances.  No Stockholder shall take any action, directly or indirectly, that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impeding, interfering with or adversely affecting in any material respect the performance by such Stockholder of his, her or its obligations under this Agreement.  From time to time, at the Company’s or Parent’s request and without further consideration, each Stockholder, solely in his, her or its capacity as a stockholder of the Company, shall take all further action, and execute and deliver or cause to be executed or delivered such additional documents, as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement.  In furtherance and not in limitation of the foregoing, each Stockholder (i) hereby consents to and authorizes the publication and disclosure by the Company and Parent in any press release or in the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, such Stockholder’s identity and ownership of Covered Shares, the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure (“Stockholder Information”), and (ii) hereby agrees to cooperate with the Company and Parent in connection with such filings, including providing Stockholder Information requested by the Company or Parent.  As promptly as practicable, each Stockholder shall notify the Company and Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

Section 4.7 Appraisal Rights:  Each Stockholder hereby agrees not to exercise, and hereby waives, any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Termination.  This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms, (iii) at any time upon the written agreement of the Company, Parent and the Stockholders or (iv) if any terms of the Merger Agreement are amended, modified or waived without the prior consent of the Stockholders if such amendment, modification or waiver (A) changes the amount of the Merger Consideration or purchase price, or changes the form of such consideration or (B) could reasonably be expected to adversely affect any Stockholder, in its capacity as such, in any material manner.  After the occurrence of any such applicable event this Agreement shall terminate and be of no further force; provided, that, to the extent the termination of the Merger Agreement is contested, no party shall be released from liability for violating the terms of this Agreement if a court of competent jurisdiction finally determines that the Merger Agreement had not, in fact, been validly terminated and, therefore, this Agreement had not been validly terminated, and the provisions of Article V will survive any such termination indefinitely.   For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any material breach prior to such termination.

Section 5.2 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.3 Submission to Jurisdiction; Service.  Each of the parties hereto (a) irrevocably submits itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than such court, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court, and (d) waives any right to trial by jury with respect to any suit, action or proceeding directly or indirectly related to or arising out of this Agreement.  Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and waives any argument that such service is insufficient.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action related to or arising out of this Agreement, that (x) the action in any such court is brought in an inconvenient forum, (y) the venue of such action is improper or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts.

Section 5.4 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) one (1) Business Day after being sent via a nationally recognized overnight courier service, (c) three (3) Business Days after being sent, postage prepaid, by registered, certified or express mail or (d) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case, at the addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice) set forth below:

If to the Company to:

Books-A-Million, Inc.
402 Industrial Lane
Birmingham, AL 35211
Facsimile:
Attention:      General Counsel

with copies (which shall not constitute notice) to:

Latham & Watkins
885 Third Avenue
New York, NY 10022
Facsimile:        (212) 751-4864
Attention:       M. Adel Aslani-Far, Esq.
                         James C. Gorton, Esq.

If to Parent to:

Family Acquisition Holdings, Inc.
2801 Highway 280 South, Suite 350
Birmingham, AL 35223
Facsimile:        (205) 909-0957
Attention:       Clyde B. Anderson

With copies (which shall not constitute notice) to:

Munger Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071
Fax no: (213) 687-3702
Attention:       Mary Ann Todd, Esq.
                         Brett Rodda, Esq.

If to any Stockholder:  to such Stockholder and its counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

Section 5.5 Amendment.  This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Company, Parent and each Stockholder; provided that matters that only affect the right of a particular Stockholder or Stockholders shall only require an instrument in writing signed by the Company, Parent and such Stockholder or Stockholders.

Section 5.6 Extension; Waiver.  At any time before the termination of this Agreement, the Company, Parent and any of the Stockholders may, on behalf of himself, herself or itself, (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered under this Agreement or (c) waive compliance with any of the covenants or conditions contained in this Agreement.  Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 5.7 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Stockholders or any of their Affiliates, the Company and Parent, with respect to the subject matter contained herein (other than, in the case of the Company, Parent and Sub, the Merger Agreement), and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter (other than, in the case of the Company, Parent and Sub, the Merger Agreement).  No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 5.8 No Third-Party Beneficiaries  This Agreement is for the sole benefit and may be enforced solely by the Company and Parent and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Company and Parent) any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 5.9 Severability

  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable in any jurisdiction, then (a) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the end that the Merger is consummated to the extent possible and (b) the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 5.10 Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment in violation of the foregoing shall be void.

Section 5.11 Specific Performance.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly each party to this Agreement (i) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 5.3, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (ii) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.12 Stockholder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and the Covered Shares.  Each Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect any actions taken by any officer or director of the Company (or a Company Subsidiary) solely on behalf of, and in his or her capacity as a director or officer of, the Company (or a Company Subsidiary), including participating on behalf of, and in his or her capacity as a director or officer of, the Company in any discussions or negotiations with Parent or any other party making an Acquisition Proposal in accordance with Section 6.3 of the Merger Agreement, and none of such actions taken on behalf of, and in his or her capacity as a director or officer of, the Company (or a Company Subsidiary) in accordance with the provisions of this Section 5.12 shall constitute or be deemed to constitute a breach of this Agreement.  Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 5.13 No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and neither the Company nor Parent shall have any authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, in each case, except as otherwise provided herein.

Section 5.14 Fees and Expenses.  Except as otherwise agreed, all costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.15 Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic (i.e., PDF) transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.16 Several Obligations  The agreements, obligations, representations and warranties of the Stockholders hereunder shall be several and not joint.

Section 5.17 Independent Committee. All amendments or waivers of any provision of this Agreement by the Company and all decisions or determinations contemplated by this Agreement to be made by the Company shall be made by an Independent Committee and no amendment or waiver of any provision of this Agreement by the Company and no decision or determination contemplated by this Agreement to be made by the Company shall be made, or action taken, by the Company or the Board with respect to this Agreement without first obtaining the approval of an Independent Committee.  An Independent Committee, and only an Independent Committee, may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

FAMILY ACQUISITION HOLDINGS, INC.

By:	/s/ Clyde B. Anderson
Name:	Clyde B. Anderson
Title:	President

BOOKS-A-MILLION, INC.

By:	/s/ Terrance G. Finley
Name:	Terrance G. Finley
Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

ANDERSON BAMM HOLDINGS, LLC
By:	/s/ Charles C. Anderson
Name:	Charles C. Anderson
Title:	Director

/s/ Charles C. Anderson
Charles C. Anderson

/s/ Hilda B. Anderson
Hilda B. Anderson

/s/ Joel R. Anderson
Joel R. Anderson

/s/ Charles C. Anderson, Jr.
Charles C. Anderson, Jr.

/s/ Charles C. Anderson, III
Charles C. Anderson, III

/s/ Terrence C. Anderson
Terrence C. Anderson

/s/ Clyde B. Anderson
Clyde B. Anderson

/s/ Harold M. Anderson
Harold M. Anderson

/s/ Hayley Anderson Milam
Hayley Anderson Milam

/s/ Ashley Ruth Anderson
Ashley Ruth Anderson

/s/ Kayrita M. Anderson
Kayrita M. Anderson

THE ASHLEY ANDERSON TRUST

By:	/s/ Cumberland Trust Investment Company
Name:	Cumberland Trust Investment Company
Title:	Trustee

LAUREN A. ANDERSON IRREVOCABLE TRUST

By:	/s/ Martin R. Abroms
Name:	Martin R. Abroms
Title:	Trustee

OLIVIA BARBOUR ANDERSON 1995 TRUST

By:	/s/ Terrence C. Anderson
Name:	Terrence C. Anderson
Title:	Trustee

ALEXANDRA RUTH ANDERSON IRREVOCABLE TRUST

By:	/s/ Charles C. Anderson
Name:	Charles C. Anderson
Title:	Trustee

FIRST ANDERSON GRANDCHILDREN’S TRUST FBO CHARLES C. ANDERSON, III

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

FIRST ANDERSON GRANDCHILDREN’S TRUST FBO HAYLEY E. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

FIRST ANDERSON GRANDCHILDREN’S TRUST FBO LAUREN A. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

SECOND ANDERSON GRANDCHILDREN’S TRUST FBO ALEXANDRA R. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

THIRD ANDERSON GRANDCHILDREN’S TRUST FBO TAYLOR C. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

FOURTH ANDERSON GRANDCHILDREN’S TRUST FBO CARSON C. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

FIFTH ANDERSON GRANDCHILDREN’S TRUST FBO HAROLD M. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title:	Trustee

SIXTH ANDERSON GRANDCHILDREN’S TRUST FBO BENTLEY B. ANDERSON

By:	/s/ Sun Trust Delaware Trust Company
Name:	SunTrust Delaware Trust Company
Title	Trustee

THE CHARLES C. ANDERSON FAMILY FOUNDATION

By:	/s/ Charles C. Anderson
Name:	Charles C. Anderson
Title:	Chairman

THE JOEL R. ANDERSON FAMILY FOUNDATION

By:	/s/ Joel R. Anderson
Name:	Joel R. Anderson
Title:	Chairman

THE CLYDE AND SUMMER ANDERSON FOUNDATION

By:	/s/ Clyde B. Anderson
Name:	Clyde B. Anderson
Title:	Chairman

SPOUSAL CONSENT

I, ___________________, spouse of ___________ (the “Stockholder”), have read and approve of the foregoing Voting Agreement, dated as of July 13, 2015, together with all schedules and attachments thereto (collectively, the “Agreement”), by and among my spouse, Family Acquisition Holdings, Inc. (“Parent”), Books-A-Million, Inc. (the “Company”), and the other parties thereto.  In consideration with Parent and Sub’s entry into the Agreement and Plan of Merger among Parent, Sub and the Company, I hereby appoint the Stockholder as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares subject thereto under the community property laws of the State of _________________, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: __________________

“Spouse of Stockholder”

_________________________
(Signature)

_________________________
(Print Name)

Schedule 1

STOCKHOLDER INFORMATION

Name and Contact Information	Shares of Common Stock

Anderson BAMM Holdings, LLC 201 South Court Street, Suite 610 Florence, Alabama 35630	1,513,302

Charles C. Anderson 202 North Court Street, Florence, Alabama 35630	100,000

Hilda B. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	14,111

Joel R. Anderson 202 North Court Street Florence, Alabama 35630	1,531,874

Terrence C. Anderson 4511 Helton Drive Florence, Alabama 35630	719,114

Clyde B. Anderson 2801 Highway 280 South, Suite 350 Birmingham, Alabama 35223	3,253,425

Charles C. Anderson, Jr. 265 Brookview Town Centre Way, Suite 501 Knoxville, Tennessee 37919	580,422

Harold M. Anderson 3101 Clairmont Road, Suite C Atlanta, Georgia 30329	684,335

Kayrita Anderson 3101 Clairmont Road, Suite C Atlanta, Georgia 30329	20,611

Name and Contact Information	Shares of Common Stock

Charles C. Anderson, III 4339 Northcrest Road Dallas, Texas 75229	23,794

The Ashley Anderson Trust c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: Cumberland Trust Investment Company 40 Burton Hills Boulevard, Suite 300 Nashville, Tennessee 37215	84,000

Hayley Anderson Milam c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	25,380

Lauren A. Anderson Irrevocable Trust c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	25,380

Olivia Barbour Anderson 1995 Trust c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	1,200

Alexandra Ruth Anderson Irrevocable Trust c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	1,200

Name and Contact Information	Shares of Common Stock

First Anderson Grandchildren’s Trust FBO Charles C. Anderson, III c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

First Anderson Grandchildren’s Trust FBO Hayley E. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

First Anderson Grandchildren’s Trust FBO Lauren A. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

Name and Contact Information	Shares of Common Stock

Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

Name and Contact Information	Shares of Common Stock

Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630 with a copy to: SunTrust Delaware Trust Company 1101 Centre Road, Suite 108 Wilmington, Delaware 19805	11,224

The Charles C. Anderson Family Foundation c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	83,000

The Joel R. Anderson Family Foundation c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	83,000

The Clyde and Summer Anderson Foundation c/o Abroms & Associates 201 South Court Street, Suite 610 Florence, Alabama 35630	46,000